EX-99.77.I - Terms of new or amended securities
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Sub-Item 77I: Terms of New or Amended Securities
Effective November 30, 2009, the Goldman Sachs U.S. Equity Fund, a new series of the Trust, commenced offering Class A, Class C, Institutional, Class IR and Class R Shares. The terms of the Class A, Class C, Institutional, Class IR and Class R Shares for this Fund are described in Post-Effective Amendment No. 226 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 24, 2009 (Accession No. 0000950123-09-065720).